SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2016

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As reported previously, the Company recorded a charge of €850 million ($942.6 million) in the first quarter of 2016 in connection with an investigation by the European Commission (EC) of all major European truck manufacturers, including DAF Trucks N.V., its subsidiary DAF Trucks Deutschland GmbH and the Company as their parent.

On July 19, 2016, the EC concluded its investigation by reaching a settlement with DAF under which the EC imposed a fine on DAF of €752.7 million ($833.0 million) for infringement of European Union competition rules. As a result of the settlement, the Company will reverse in the second quarter of 2016 €97.3 million ($109.6 million) of the previously recorded charge. The fine will be paid by DAF within three months after notification from the EC. The fine is not tax deductible. DAF has sufficient liquidity to fund a payment in the amount of the fine.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc
Date:	July 19, 2016	By:	/s/ J. D. Clack
J. D. Clack
Vice President, General Counsel and Secretary